Exhibit 10.1

Charter Communications, Inc.

400 Washington Blvd.

Stamford, Connecticut 06902

May 16, 2025

Via E-Mail

Liberty Broadband Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention: Chief Legal Officer

Email: [Separately Provided]

Re:	Closing and Related Matters

To Whom It May Concern:

Reference is made to that certain Agreement and Plan of Merger, dated as of November 12, 2024 (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Liberty Broadband Corporation, a Delaware corporation (the “Company”), Charter Communications, Inc., a Delaware corporation (“Parent”), Fusion Merger Sub 1, LLC, a Delaware limited liability company (“Merger LLC”), and Fusion Merger Sub 2, Inc., a Delaware corporation (“Merger Sub”). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Merger Agreement.

Section 2.4 of the Merger Agreement provides that, unless the Merger Agreement shall have been terminated in accordance with Section 7.1 thereof, the Closing shall occur on the later of (a) June 30, 2027 and (b) the third (3rd) Business Day after all of the conditions set forth in Article VI thereof shall have been satisfied or waived (to the extent waivable) by the Party entitled to the benefit of the same (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other date and time as agreed to by the Parties in writing or pursuant to Section 5.11(f) thereof.

On May 16, 2025, Parent entered into that certain Transaction Agreement (the “Cox Transaction Agreement”), by and among Parent, Cox Enterprises, Inc., a Delaware corporation (“Cox Parent”), and Charter Communications Holdings, LLC, a Delaware limited liability company, a copy of which was made available to the Company prior to the date hereof, and Parent and Cox Parent desire that the Closing occur immediately prior to the closing of the transactions contemplated by the Cox Transaction Agreement (the “Cox Transaction Closing”).

In furtherance of the foregoing, the Parties desire to accelerate the date of Closing to occur immediately prior to the Cox Transaction Closing, subject to certain conditions and exceptions. In the event that the Cox Transaction Agreement is terminated prior to the Cox Transaction Closing (the “Cox Transaction Termination”), Parent shall provide the Company written notice of such Cox Transaction Termination on the date of such Cox Transaction Termination in accordance with Section 8.2 of the Merger Agreement (such notice, the “Cox Termination Notice”). Following the Company’s receipt of the Cox Termination Notice, the Company shall have the sole and exclusive right to elect to accelerate the Closing pursuant to Section 2.4 of the Merger Agreement (the “Closing Acceleration”) by delivering to Parent a written notice thereof (the “Closing Acceleration Notice”) within five (5) Business Days of receipt of the Cox Termination Notice. Such Closing Acceleration Notice shall state (i) that the Company elects to accelerate the Closing pursuant to Section 2.4 of the Merger Agreement and (ii) if known, the anticipated Closing Date.

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In furtherance of the foregoing and pursuant to Section 8.5 of the Merger Agreement, each Party hereto acknowledges and agrees that Section 2.4 of the Merger Agreement is hereby amended by deleting the entire first sentence of Section 2.4 of the Merger Agreement and replacing it with the following: “Unless this Agreement shall have been terminated in accordance with Section 7.1, the closing of the Combination (the “Closing”) shall occur on, subject to all of the conditions set forth in Article VI being satisfied or waived (to the extent waivable) by the Party entitled to the benefit of the same (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), the earlier of (a) immediately prior to the closing of the transactions contemplated by that certain Transaction Agreement, dated May 16, 2025 (the “Cox Transaction Agreement”), by and among Parent, Cox Enterprises, Inc. and Charter Communications Holdings, LLC (the “Cox Transaction Closing”), (b) the later of (i) June 30, 2027 and (ii) the third (3rd) Business Day after all of the conditions set forth in Article VI thereof shall have been satisfied or waived (to the extent waivable) by the Party entitled to the benefit of the same (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other date and time as agreed to by the Parties in writing or pursuant to Section 5.11(f), and (c) solely if the Cox Transaction Agreement is terminated prior to the Cox Transaction Closing (the “Cox Transaction Termination”) and the Company has elected by written notice to Parent to accelerate the Closing pursuant to that certain Side Letter, dated as of May 16, 2025, by and among the Company, Parent, Merger LLC and Merger Sub, the later of (i) the tenth (10th) Business Day after the Cox Transaction Termination and (ii) the third (3rd) Business Day after all of the conditions set forth in Article VI shall have been satisfied or waived (to the extent waivable) by the Party entitled to the benefit of the same (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other date and time as agreed to by the Parties in writing or pursuant to Section 5.11(f).”

Parent shall keep the Company reasonably informed, on a current basis, of the status of the transactions contemplated under the Cox Transaction Agreement, including the anticipated date of the Cox Transaction Closing, the status and timing of the satisfaction or waiver (to the extent waivable) of the conditions set forth in the Cox Transaction Agreement and any other information reasonably related to the timing of the Cox Transaction Closing.

In addition, the Company agrees that, at or prior to the Closing, the Company shall cause each of its director designees serving on the Parent Board immediately prior to the Closing pursuant to the Stockholders Agreement (as amended by the Stockholders and Letter Agreement Amendment) and the Parent Charter to deliver to Parent a letter (in the form attached hereto as Exhibit A) irrevocably resigning from the Parent Board, with such resignation conditioned on the occurrence of, and effective as of immediately prior to, the Effective Time.

To indicate the Company’s agreement to the terms of this letter, please sign below and return such signed copy to us.

Except as expressly provided herein, all terms of the Merger Agreement shall remain unchanged and in full force and effect and, to the extent applicable, such terms shall apply to this letter as if it formed a part of the Merger Agreement. As a condition and material inducement for Cox Parent to enter into the Cox Transaction Agreement, Cox Parent is relying on the execution and performance of this letter by the Parties hereto, and accordingly, unless and until a Cox Transaction Termination has occurred, Cox Parent is a third-party beneficiary of this letter and shall have the right to specific performance of the Parties’ obligations hereunder in accordance with Section 9.5 of the Cox Transaction Agreement. Unless and until a Cox Transaction Termination has occurred, this letter agreement may not be amended or otherwise modified without the prior written consent of the Parties hereto and Cox Parent.

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Sincerely,

Charter Communications, Inc.

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

Fusion Merger Sub 1, LLC

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

Fusion Merger Sub 2, Inc.

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

[Signature Page to Liberty Side Letter]

Acknowledged and agreed to this 16th day of May, 2025:

Liberty Broadband Corporation

By:	/s/ Renee L. Wilm
Name:	Renee L. Wilm
Title:	Chief Legal Officer and Chief Administrative Officer

[Signature Page to Liberty Side Letter]

Exhibit A

Form of Irrevocable Letter of Resignation

Board of Directors

Charter Communications, Inc.

400 Washington Blvd.

Stamford, Connecticut 06902

Re: Resignation

Ladies and Gentlemen:

I hereby resign as a member of the Board of Directors (the “Board”) of Charter Communications, Inc. (“Charter”) and of any committees of the Board on which I serve, in each case conditioned on the occurrence of, and effective as of immediately prior to, the Effective Time (as such term is defined in the Agreement and Plan of Merger, dated as of November 12, 2024 (as may be amended, modified or supplemented from time to time), by and among Liberty Broadband Corporation, Charter, Fusion Merger Sub 1, LLC and Fusion Merger Sub 2, Inc.).

Sincerely,

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